UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)  August 9, 2004
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                              Multiband Corporation
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             (Exact name of registrant as specified in its chapter)



           Minnesota                    13529                   41-1255001
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


       9449 Science Center Drive
           New Hope, Minnesota                                         55428
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code  763-504-3000
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          (Former name or former address, if changed since last report)

Item 2

Acquisition of Assets

On August 9, 2004, Multiband Corporation (the Company) completed its acquisition of certain assets of 21st Century Satellite Communications, Inc.(MDU) for one million dollars, $333,333 of which was paid for in Company stock, valued at $1.60 per share, $250,000 of which was paid for in cash and the balance in equipment lease payments due by August 2007. The consideration paid was based on the Company's analysis of the value of the acquired video equipment and related video subscribers totaling approximately 5,000. The cash was provided by funds Vicom had previously raised in a private placement.


Item 7: Exhibits:

7.1 Acquisition Agreement


                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 12, 2004                   Vicom, Incorporated


                                        By James L. Mandel
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                                           James L. Mandel
                                           Chief Executive Officer

                                  Exhibit Index


7.1      Acquisition Agreement








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